Exhibit 10.2

Execution Version

Amended and Restated Company Members SUPPORT AGREEMENT

This Amended and Restated Company Member Support Agreement (this “Agreement”), dated as of January 31, 2023, is entered into by and among Fast Acquisition Corp. II, a Delaware corporation (“SPAC”), Falcon’s Beyond Global, Inc., a Delaware corporation which was formerly known as Palm Holdco, Inc. (“Pubco”), Falcon’s Beyond Global, LLC, a Florida limited liability company (the “Company”) and certain of the unitholders of the Company, whose names appear on the signature pages of this Agreement (such unitholders, the “Unitholders”, and SPAC, the Company and the Unitholders, each a “Party”, and collectively, the “Parties”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

RECITALS

WHEREAS, on July 11, 2022 (the “Original Effective Date”), SPAC, the Company, Pubco and Palm Merger Sub, LLC, a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Original Merger Agreement”), dated as of the Original Effective Date, pursuant to which, among other transactions, SPAC will merge with and into Pubco (the “SPAC Merger”), with Pubco surviving as the sole owner of Merger Sub, and following the SPAC Merger, Merger Sub will merge with and into the Company (the “Acquisition Merger”), with the Company as the surviving entity of such merger, on the terms and conditions set forth therein;

WHEREAS, on September 13, 2022, SPAC, the Company, Pubco and Merger Sub entered into Amendment No. 1 to Agreement and Plan of Merger (the “First Amendment,” and the Original Merger Agreement as amended by the First Amendment, the “Amended Original Merger Agreement”);

WHEREAS, on the date hereof, concurrently with the execution and delivery of this Agreement, SPAC, the Company, Pubco and Merger Sub amended and restated the Amended Original Merger Agreement by entering into the Amended and Restated Agreement and Plan of Merger (as may be further amended or modified from time to time, the “Merger Agreement”);

WHEREAS, contemporaneously with the execution and delivery of the Original Merger Agreement, in connection with the Transactions, the Unitholders entered into that certain Company Member Support Agreement, dated as of the Original Effective Date (the “Original Support Agreement”), with the Company, Pubco and SPAC;

WHEREAS, contemporaneously with the execution and delivery of the Merger Agreement, in connection with the Transactions, the Unitholders, the Company, Pubco and SPAC desire to amend the Original Support Agreement by entering into this Agreement;

WHEREAS, as of the date hereof, each Unitholder is the record and “beneficial owner” (as such term is used herein, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of, and is entitled to dispose of and vote, the number of Company Units set forth opposite such Unitholder’s name on Schedule 1 of this Agreement (collectively, with respect to each Unitholder, such Unitholder’s “Owned Units”; and such Owned Units, together with (1) any additional Company Units (or any securities convertible into or exercisable or exchangeable for Company Units) in which such Unitholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a unit dividend, unit split, recapitalization, combination, reclassification, exchange or change of such units, or upon exercise or conversion of any securities and (2) any additional Company Units with respect to which such Unitholder has the right to vote through a proxy, the “Covered Units”); and

WHEREAS, as a condition and inducement to the willingness of SPAC and Pubco to enter into the Merger Agreement, the Company and the Unitholders are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SPAC, Pubco, the Company and each Unitholder hereby agree as follows:

1.           Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 4, the Unitholder, solely in his, her or its capacity as a unitholder or proxy holder of the Company, irrevocably and unconditionally agrees, and agrees to cause any other holder of record of any of the Unitholder’s Covered Units, to validly execute and deliver to the Company in respect of all of the Unitholder’s Covered Units, on (or effective as of) the third (3rd) Business Day following the date that the Consent Solicitation Statement is disseminated to the Company’s unitholders, a written consent in respect of all of the Unitholder’s Covered Units approving the Acquisition Merger, the Merger Agreement, the other transactions contemplated thereby and any other matters necessary or reasonably requested by the Company for consummation of the Acquisition Merger and the other transactions contemplated by the Merger Agreement. In addition, prior to the Termination Date (as defined herein), the Unitholder, in his, her or its capacity as a unitholder or proxy holder of the Company, irrevocably and unconditionally agrees that, at any other meeting of the unitholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of unitholders of the Company, such Unitholder shall, and shall cause any other holder of record of any of such Unitholder’s Covered Units to:

(a)     when such meeting is held, appear at such meeting or otherwise cause the Unitholder’s Covered Units to be counted as present thereat for the purpose of establishing a quorum;

(b)    vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Unitholder’s Covered Units owned as of the record date for such meeting (or the date that any written consent is executed by such Unitholder) in favor of the Acquisition Merger, the adoption of the Merger Agreement, the adoption of the A&R Articles of Organization, the adoption of the A&R Operating Agreement, and any other matters necessary or reasonably requested by the Company for consummation of the Acquisition Merger and the other transactions contemplated by the Merger Agreement;

(c)     in any other circumstances upon which a consent or other approval is required under the Company Organizational Documents or otherwise sought with respect to the Merger Agreement or the other transactions contemplated by the Merger Agreement in furtherance of the Unitholder’s obligations set forth in this Agreement, vote, consent or approve (or cause to be voted, consented or approved) all of such Unitholder’s Covered Units held at such time in favor thereof;

(d)    vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Unitholder’s Covered Units against (i) any Acquisition Proposal and (ii) any other action that would reasonably be expected to (w) impede, interfere with, delay, frustrate, prevent, postpone or adversely affect the Acquisition Merger or any of the other transactions contemplated by the Merger Agreement, (x) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Unitholder contained in this Agreement or (z) result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled.

2.           Closing Date Deliverables. On the Acquisition Merger Closing Date, each Unitholder shall deliver to SPAC and the Company a duly executed copy of (a) the Registration Rights Agreement and (b) the A&R Operating Agreement.

3.           No Inconsistent Agreements. Each Unitholder hereby covenants and agrees that such Unitholder shall not (i) enter into any voting agreement or voting trust with respect to any of such Unitholder’s Covered Units that is inconsistent with such Unitholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Unitholder’s Covered Units that is inconsistent with such Unitholder’s obligations pursuant to this Agreement, (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, (iv) take or permit to take any other action that would in any way interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement or (v) knowingly approve or consent to any of the foregoing. Any action taken in violation of the foregoing sentence shall be null and void and the Unitholder agrees that any such prohibited action may and shall be enjoined.

4.           Termination. This Agreement shall terminate upon the earliest of (i) the Acquisition Merger Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the time this Agreement is terminated upon the mutual written agreement of the Company, SPAC, Pubco and the Unitholder (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”) and the representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement; provided, that the provisions set forth in Sections 11 through 22 shall survive the termination of this Agreement.

5.           Representations and Warranties of the Unitholders. Each Unitholder hereby represents and warrants (severally, and not jointly, as to itself only) to the SPAC as follows:

(a)     Such Unitholder is the sole beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to or has a valid proxy to vote such Unitholder’s Covered Units, free and clear of any Liens (other than as created by this Agreement). As of the date hereof, other than the Owned Units set forth opposite such Unitholder’s name on Schedule 1, such Unitholder does not own beneficially or of record any Company Units (or any securities convertible into Company Units) or any interest therein.

(b)    Such Unitholder, in each case except as provided in this Agreement or the Company Organizational Documents, (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to such Unitholder’s Covered Units, (ii) has not entered into any voting agreement or voting trust, and has no knowledge and is not aware of any such voting agreement or voting trust in effect with respect to any of such Unitholder’s Covered Units that is inconsistent with such Unitholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Unitholder’s Covered Units that is inconsistent with such Unitholder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(c)     Such Unitholder affirms that (i) if the Unitholder is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transaction contemplated hereby, and (ii) if the Unitholder is not a natural person, (A) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (B) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Unitholder and, subject to the due execution and delivery of this Agreement by each other Party hereto, constitutes a legally valid and binding agreement of such Unitholder enforceable against the Unitholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws or other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(d)    Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Unitholder from, or to be given by such Unitholder to, or be made by such Unitholder with, any Governmental Authority in connection with the execution, delivery and performance by such Unitholder of this Agreement, the consummation of the transactions contemplated hereby or the Acquisition Merger or the other transactions contemplated by the Merger Agreement.

(e)     The execution, delivery and performance of this Agreement by such Unitholder does not, and the consummation of the transactions contemplated hereby and the Acquisition Merger and the other transactions contemplated by the Merger Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the organizational documents of such Unitholder (if such Unitholder is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification, cancellation or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Unitholder pursuant to any Contract binding upon such Unitholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 5(d), under any applicable Law to which such Unitholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon such Unitholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair such Unitholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Acquisition Merger or the other transactions contemplated by the Merger Agreement.

(f)     As of the date of this Agreement, there is no action, proceeding or investigation pending against such Unitholder or, to the knowledge of such Unitholder, threatened against such Unitholder that, in any manner, questions the beneficial or record ownership of the Unitholder’s Covered Units or the validity of this Agreement, or challenges or seeks to prevent, enjoin or materially delay the performance by such Unitholder of its obligations under this Agreement.

(g)    The Unitholder is a sophisticated unitholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the Merger Agreement and has independently, based on such information as the Unitholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Unitholder acknowledges that SPAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Unitholder acknowledges that the agreements contained herein with respect to the Covered Units held by the Unitholder are irrevocable.

(h)    Such Unitholder understands and acknowledges that SPAC is entering into the Merger Agreement in reliance upon such Unitholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Unitholder contained herein.

(i)     No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which SPAC or the Company is or could be liable in connection with the Merger Agreement or this Agreement or any of the respective transactions contemplated hereby or thereby, in each case based upon arrangements made by such Unitholder in his, her or its capacity as a unitholder or, to the knowledge of such Unitholder, on behalf of such Unitholder in his, her or its capacity as a unitholder.

6.           Certain Covenants of the Unitholders. Except in accordance with the terms of this Agreement, each Unitholder hereby covenants and agrees as follows:

(a)     No Solicitation. The Unitholder shall not, and, to the extent applicable shall cause its Subsidiaries and Affiliates not to, and shall use its reasonable best efforts to cause its Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or would reasonably be expected to result in or lead to, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to any proposal, offer, inquiry or request for information that constitutes, or would reasonably be expected to result in or lead to, any Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal or (v) resolve or agree to do any of the foregoing. The Unitholder also agrees that it shall, and shall cause each of its Subsidiaries and Affiliates to, and shall use its reasonable best efforts to cause its and their Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the parties hereto and their respective Representatives) conducted heretofore in connection with an Acquisition Proposal or any inquiry or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal and shall terminate any such Person’s and such Person’s Representative’s access to any electronic data room. The Unitholder shall promptly (and in any event within one (1) Business Day) notify, in writing, SPAC of the receipt of any inquiry, proposal, offer or request for information received after the Original Effective Date that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, which notice shall include a summary of the material terms of, and the identity of the Person or group of Persons making, such inquiry, proposal, offer or request for information and an unredacted copy of any Acquisition Proposal or inquiry, proposal or offer made in writing or, if not in writing, a written description of the material terms and conditions of such inquiry, proposal or offer (and shall include any other documents evidencing or specifying the terms of such proposal, offer, inquiry or request). The Unitholder shall promptly (and in any event within one (1) Business Day) keep SPAC reasonably informed of any material developments with respect to any such inquiry, proposal, offer, request for information or Acquisition Proposal (including any material changes thereto and copies of any additional written materials received by the Unitholder, its Subsidiaries or their respective Representatives). Without limiting the foregoing, it is understood that any violation of the restrictions contained in this Section 6(a) by any of the Unitholder’s Subsidiaries or Affiliates, or any of the Unitholder’s or its Subsidiaries’ (or its and their respective Affiliates’) respective Representatives acting on the Unitholder’s or one of its Subsidiaries’ behalf, shall be deemed to be a breach of this Section 6(a) by the Unitholder.

(b)    Each Unitholder hereby agrees, prior to the Termination Date, not to (except in each case in connection with the transactions contemplated in the Merger Agreement), (i) directly or indirectly, (a) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or (b) enter into any Contract or option with respect to the Transfer of, any of such Unitholder’s Covered Units, or (ii) publicly announce any intention to effect any transaction specified in clauses (a) or (b), or (iii) take any action that would make any representation or warranty of such Unitholder contained herein untrue or incorrect or have the effect of preventing or disabling such Unitholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of the Unitholder or to another Unitholder of the Company that becomes a party to this Agreement and bound by the terms and obligations hereof (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to SPAC, to assume all of the obligations of the Unitholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 6(b) shall not relieve the Unitholder of its obligations under this Agreement. Any Transfer in violation of this Section 6(b) with respect to the Unitholder’s Covered Units shall be null and void.

(c)     From the Original Effective Date until the earlier of the Acquisition Merger Closing or the termination of the Merger Agreement in accordance with its terms, the Unitholders shall not engage in any transactions involving the securities of the SPAC.

(d)    Each Unitholder covenants and agrees to execute and deliver the A&R Operating Agreement on the Acquisition Merger Closing Date.

(e)     Each Unitholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

7.           Further Assurances. From time to time, at SPAC’s request and without further consideration, each Unitholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by the Merger Agreement and this Agreement; provided that the foregoing obligation shall not require such Unitholder to forfeit any economic rights (other than as expressly provided therein or herein), grant any concession, or incur monetary liability (other than reasonable transaction expenses).

8.           Changes in Capital Stock. In the event (i) of a unit split, unit dividend or distribution, or any change in Company Units by reason of any split-up, reverse unit split, recapitalization, combination, reclassification, exchange of units or the like, (ii) the Unitholder purchases or otherwise acquires beneficial ownership of any Company Units or (iii) the Unitholder acquires the right to vote or share in the voting of any Company Units, the terms “Owned Units” and “Covered Units” shall be deemed to refer to and include such units as well as all such unit dividends and distributions and any securities into which or for which any or all of such units may be changed or exchanged or which are received in such transaction.

9.           Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by SPAC, Pubco, the Company and the applicable Unitholder.

10.         Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such Party.

11.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the Parties hereto at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 12):

if to the Unitholder, to the address or email address set forth opposite such Unitholder’s name on Schedule 1, or in the absence of such address or email address being set forth on Schedule 1, the address (including email) set forth in the Company’s books and records.

if to the Company or Pubco, to it at:

6996 Piazza Grande Avenue, Suite 301
Orlando, FL 32835
Attn:	Scott Demerau
Cecil Magpuri
Email:	[***]

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attn:	Matthew Kautz
James Hu
Email:	[***]
[***]

if to SPAC, to it at:

109 Old Branchville Road
Ridgefield, CT 06877
Attn:	Doug Jacob
Garett Schreiber
Email:	[***]
[***]

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attn:	Stefan G. dePozsgay
Evan M. D’Amico
Andrew Fabens
Email:	[***]
[***]
[***]

12.         No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to the Covered Units of the Unitholder. All rights, ownership and economic benefits of and relating to the Covered Units of the Unitholder shall remain vested in and belong to the Unitholder, and SPAC shall have no authority to direct the Unitholder in the voting or disposition of any of the Unitholder’s Covered Units, except as otherwise provided herein.

13.         Entire Agreement; Time of Effectiveness. This Agreement, the Merger Agreement and the other Ancillary Agreements and the agreements referenced herein and therein constitute the entire agreement of the parties hereto in respect of the subject matter hereof and thereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby or thereby.

14.         No Third-Party Beneficiaries. The Unitholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of SPAC in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

15.         Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a)   This Agreement, and all claims or causes of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(b)   Any Action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby (whether in contract, tort or otherwise), shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 15. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16.         Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto. Any attempted assignment in violation of the terms of this Section 16 shall be null and void, ab initio. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

17.         Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 17, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 17 shall not be required to provide any bond or other security in connection with any such injunction.

18.         Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

19.         Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

20.         Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

21.         Capacity as a Unitholder or Proxy holder. Notwithstanding anything herein to the contrary, the Unitholder or proxy holder signs this Agreement solely in the Unitholder’s or Proxy holder’s capacity as a unitholder or proxy holder of the Company, and not in any other capacity and this Agreement shall not limit, prevent or otherwise affect the actions of the Unitholder, proxy holder or any Affiliate, employee or designee of the Unitholder or proxyholder, or any of their respective Affiliates in his or her capacity, if applicable, as an officer or director of the Company (or any Subsidiary of the Company) or any other Person, including in the exercise of his or her fiduciary duties as a director or officer of the Company or any Subsidiary of the Company. No Unitholder shall be liable or responsible for any breach, default, or violation of any representation, warranty, covenant or agreement by any other Unitholder that is also a Party hereto and each Unitholder shall solely be required to perform its obligations hereunder in its individual capacity.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

SPAC:
FAST ACQUISITION CORP. II
By:	/s/ Garrett Schreiber
Name: Garrett Schreiber
Title: CFO

[Signature Page to Amended and Restated Company Members Support Agreement]

PUBCO:
FALCON’S BEYOND GLOBAL, INC.
By:	/s/ L. Scott Demerau
Name: L. Scott Demerau
Title: Executive Chairman

[Signature Page to Amended and Restated Company Members Support Agreement]

COMPANY:
FALCON’S BEYOND GLOBAL, LLC
By:	/s/ L. Scott Demerau
Name: L. Scott Demerau
Title: Executive Chairman

[Signature Page to Amended and Restated Company Members Support Agreement]

UNITHOLDER:
INFINITE ACQUISITIONS LLLP , a Nevada Limited Liability Partnership
By:	Erudite Cria, Inc., a Delaware Corporation
/s/ Lucas Demerau
By:	Lucas Demerau
Its:	Chairman

[Signature Page to Amended and Restated Company Members Support Agreement]

UNITHOLDER:
KATMANDU VENTURES, LLC
/s/ Nathan Markey
Name: Nathan Markey
Title: Managing Member

[Signature Page to Amended and Restated Company Members Support Agreement]

UNITHOLDER:
CILMAR VENTURES, LLC SERIES A
By:	/s/ Cecil De Los Reyes Magpuri
Name: Cecil De Los Reyes Magpuri
Title: Manager
By:	/s/ Marty Mathers Magpuri
Name: Marty Mathers Magpuri
Title: Manager

[Signature Page to Amended and Restated Company Members Support Agreement]

Schedule 1

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